Award Agreement Acceptance Certificate

I, [NAME] ([EMPLOYEE No.]), (hereinafter called “Participant”) an employee of A. O. Smith Corporation (the "Company") or one of its subsidiaries, hereby accept this Award as of the Grant Date indicated below. The Award shall be subject to the terms and conditions set forth below in this Acceptance Certificate, in the Terms & Conditions, and in the A. O. Smith Corporation Combined Incentive Compensation Plan, as amended and restated April 15, 2020, and as it may be further amended from time to time (the “Plan”).

The details of the grant are:

Type of Award: [Restricted Stock Units (RSUs)] [Non-Qualified Stock Option] [Performance Cash] [Performance Stock][Cash Settled Restricted Stock Units (RSAs)] [Cash Settled Performance Stock]

Amount of Award: ______ [RSUs] [Shares] [Target Performance Cash] [Target Shares of Performance Stock] [RSAs] [Cash Settled Performance Stock]

Grant Date: ______

[If Options granted: Exercise Price: $ __________ ]

[If Performance Cash, Performance Stock or Cash Settled Performance Stock granted: Performance goal and vesting:]

[If RSUs or RSAs granted: The RSUs or RSAs will vest as follows: ______________________]

[If Options granted: This option vests and may be exercised as follows: ___________________]

[If Performance Cash granted:
Performance Period: _________________

Performance Goal:__________________________ _______________________

A percentage of the Target Performance Cash will vest in accordance with the following chart, based on the level of achievement of the Performance Goal for the Performance Period:

Level of Achievement of the Performance Goal	Percentage of Target Cash Vested*

*Percentage vested will be interpolated between points on the table.]

[If Performance Stock or Cash Settled Performance Stock granted:

Performance Period: _______________

Performance Goal: ____________________

A percentage of the Target Performance Stock will vest in accordance with the following chart, based on the level of achievement of the Performance Goal for the Performance Period:

Level of Achievement of the Performance Goal	Percentage of Target Units Vested*
Less than XX	X%
XX	X%
YY	X%
ZZ or more	X%
*Percentage vested will be interpolated between points on the table.]

By accepting this Award Agreement Acceptance Certificate, you agree that you have read and agree to the Terms & Conditions, the Plan, the Plan’s prospectus and the Company’s Recoupment Policy, and that you understand that in the event of any inconsistency between the terms of the Terms & Conditions and the Plan, the terms of the Plan shall control.

Sincerely,

______________________
[NAME]

A. O. SMITH CORPORATION
INCENTIVE COMPENSATION AWARD
TERMS & CONDITIONS
I.Awards. The Company, subject to the limitations of the Plan, shall provide the Executive the following Awards subject to the conditions set forth in the Plan, the Award Agreement Acceptance Certificate (the “Acceptance Certificate”), and the Terms & Conditions set forth herein.
[Include one or more of Sections A through E, depending on the type of grant(s) made]
A.[Restricted Stock Units and Cash Settled Restricted Stock Units (Phantom Stock)
i.The Executive is awarded the number of Restricted Stock Units or Cash Settled Restricted Stock Units (applicable for certain non-U.S. Executives only) specified in the Acceptance Certificate.
ii.Subject to the provisions of paragraph (v), the Executive’s Restricted Stock Units or Cash Settled Restricted Stock Units shall vest in accordance with the vesting schedule set forth in the Acceptance Certificate.
iii.If the Restricted Stock Units vest, the Executive will receive one Share of Company common stock for each vested unit as soon as practicable after the vesting date. The Executive will be subject to any tax withholding requirement at the time the Shares are issued or the Restricted Stock Units are vested. If the Cash Settled Restricted Stock Units vest, the Executive will receive a cash payment equal to the Fair Market Value on the vesting date of one Share of Company common stock for each vested unit as soon as practicable after the vesting date. The Executive will be subject to any tax withholding requirement at the time the Cash Settled Restricted Stock Units are paid or the Cash Settled Restricted Stock Units are vested.
iv.The Executive will be credited with dividends on the Restricted Stock Units or Cash Settled Restricted Stock Units equal to the amount declared on the same number of actual shares of Company stock (the “Dividend Equivalents”). This credit arises with respect to cash dividends with a record date on or after the Grant Date (as specified in the Acceptance Certificate) and on or before the vesting date. No later than January 31st following each year in which a dividend equivalent is credited, the amount of the Dividend Equivalents either will be credited to the Executive’s Deferred Compensation Account in the Non-Qualified Deferred Compensation Plan, or will be paid to the Executive in cash if the Executive has no account under such plan. If the Executive’s base salary is paid in a currency other than U.S. Dollars, any cash payment hereunder shall be converted to the same currency as the Executive’s base salary using the exchange rate reported in the Wall Street Journal on the business day immediately prior to the date of payment.
v.Except as provided below, if the Executive’s employment with the Company and its Affiliates terminates prior to the vesting date, then this Award shall terminate immediately on the date of the Executive’s employment termination, and the Restricted Stock Units or Cash Settled Restricted Stock Units and any credited Dividend Equivalents not yet paid shall be forfeited.
a.If the Executive ceases to be an employee of the Company and its Affiliates prior to the vesting date by reason of death, Disability or upon attaining normal retirement age (which for participants born prior to January 1, 1955, is age 66 and for participants born on or after January 1, 1955, is age 67), then the Executive (or his or her beneficiary) shall be entitled to receive the Shares if the Restricted Stock Units vest, or the cash payment if the Cash Settled Restricted Stock Units vest, in accordance with paragraph (ii) above, and shall be entitled to continue to receive the Dividend Equivalents thereon.
b.If the Executive ceases to be an employee of the Company and its Affiliates prior to the vesting date by reason of early retirement and has attained age 57 and has 10 years of service with the Company and its Affiliates at the time of retirement, then the Executive shall be entitled to receive the Shares if the Restricted Stock Units vest, or the cash payment if the Cash Settled Restricted Stock Units vest, in accordance with paragraph (ii) above, and shall be entitled to continue to receive the Dividend Equivalents thereon; provided that the Executive was participating in the Plan on February 1, 2016 and was born on or before February 1, 1966. If the Executive was not participating in the Plan on February 1, 2016 and/or was born after February 1, 1966, then the Executive shall be entitled to vest in only a pro-rata number of the Restricted Stock Units or Cash Settled Restricted Stock Units based on the period of the Executive’s employment during the vesting period if the Restricted Stock Units or Cash Settled Restricted Stock Units vest in accordance with paragraph (ii) above, and shall be entitled to continue to receive the Dividend Equivalents thereon.
c.If the Executive's employment with the Company and its Affiliates is terminated prior to the vesting date due to a “Qualifying Termination” as that term is defined in the A. O. Smith Corporation Senior Leadership Severance Plan (hereinafter called the “Severance Plan”), then the Restricted Stock Units or Cash

Settled Restricted Stock Units shall vest in accordance with the provisions of the Severance Plan.
vi.In the event of a “Change in Control” of the Company, as defined in the Severance Plan, the Restricted Stock Units or Cash Settled Restricted Stock Units shall be treated in accordance with the provisions of the Severance Plan.
vii.The Executive shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Shares underlying the Restricted Stock Units or Cash Settled Restricted Stock Units except to the extent that such Shares have been issued in settlement of the Restricted Stock Units and stock issued in book entry.]
B.[Non-Qualified Stock Option
i.The Executive is awarded a Non-Qualified Stock Option to purchase from the Company the aggregate amount of Shares of the common stock of the Company, authorized and unissued or, at the discretion of the Company, treasury stock if available, as specified in the Acceptance Certificate.
ii.The price to be paid for the Shares upon exercise of this option shall be the per Share exercise price specified in the Acceptance Certificate.
iii.Subject to the provisions of paragraph (vii), a percentage of the Executive’s option shall vest and become exercisable in accordance with the vesting schedule set forth in the Acceptance Certificate.
iv.The right to exercise the option expires on the tenth anniversary of the Grant Date (the “Expiration Date”). This option may terminate prior to that date, however, as described in paragraph (vii) below.
v.Except as provided below, this option may only be exercised by the Executive while in the employ of the Company or its Affiliates. During the life of the Executive, this option may be exercised only by the Executive.
vi.This option may be exercised by the Executive through notice to the Company or its authorized administrator specifying the number of Shares in respect to which this option is being exercised, accompanied by payment of the exercise price, and applicable withholding taxes, for such Shares or through a cashless exercise as may be authorized by the Company.
vii.This option shall be subject to the following events and shall be disposed of, or acted upon, in the manner set forth below:
a.If the Executive ceases to be an employee of the Company and its Affiliates by reason of Disability or Retirement, then this option shall terminate at the earlier of five (5) years from the date of termination of employment or the Expiration Date.
b.If the Executive ceases to be an employee of the Company and its Affiliates by reason of death then this option shall terminate at the earlier of one (1) year from the date of death or the Expiration Date.
c.If the Executive ceases to be an employee of the Company and its Affiliates as a result of a Qualifying Termination, then this option shall be treated in accordance with the terms of the Severance Plan.
d.If the Executive’s employment is terminated by the Company or its Affiliates for Cause, then this option shall terminate immediately upon such termination of employment.
e.If the Executive ceases to be an employee of the Company and its Affiliates due to an involuntary termination without Cause, or due to a voluntary resignation, that in each case is not a Qualifying Termination, then (i) the portion of this option that is not vested as of the date of such termination shall terminate immediately upon such termination of employment, and (ii) the portion of the option that is vested as of the date of such termination of employment shall terminate the earlier of three (3) months from the date of such involuntary termination or the Expiration Date. Notwithstanding the above, if there is a “no trade window” in effect on the date of the Executive’s termination, the three (3) month period to exercise this option shall run from the date the “no trade window” expires.
f.In the event of a “Change in Control” of the Company, as defined in the Severance Plan, this option shall be treated in accordance with the provisions of the Severance Plan.
viii.The Executive agrees on behalf of the Executive, and the heirs, legatees, and legal representatives of the Executive, with respect to all Shares (or any Shares of the Company's Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that Executive, and the heirs, legatees, and legal representatives of Executive, will comply with such restrictions as may be necessary to satisfy the requirements of the Securities Act of 1933.
ix.The Executive shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Shares underlying this option except to the extent that this option shall have been exercised with respect thereto and stock issued in book entry.
x.The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock of, or affecting the common stock of, the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other Corporate act or proceeding, whether of a similar character or otherwise.]
C.[Performance Cash
i.The Executive is awarded the target number of Performance Cash units specified in the Acceptance Certificate (the “Target Performance Cash”). The Executive will be entitled to a cash payment of US $100 for each vested Performance Cash unit.
ii.Subject to the provisions of paragraph (iv), a percentage of the Executive’s Target Performance Cash shall vest in accordance with the vesting schedule set forth in the Acceptance Certificate to the extent the Performance Goal(s) for the Performance Period, each as described in the Acceptance Certificate, are met.
iii.Performance Cash that vests shall be paid in cash to the Executive no later than March 1 of the year after the Performance Period, less applicable withholding taxes. If the Executive’s base salary is paid in a currency other than U.S. Dollars, the payment owed shall be converted to the same currency as the Executive’s base salary using the exchange rate reported in the Wall Street Journal on the business day immediately prior to the date of payment.
iv.Except as provided below, if the Executive’s employment with the Company and its Affiliates terminates prior to the end of the Performance Period, then this Award shall terminate immediately on the date of the Executive’s employment termination.
a.If the Executive ceases to be an employee of the Company and its Affiliates prior to the end of the Performance Period by reason of death, Disability, or Retirement, then the Executive (or his or her beneficiary) shall be entitled to receive a pro-rata portion of this Award based on the period of the Executive’s employment during the Performance Period and based on actual performance measured at the end of the Performance Period. Payment of the pro-rata portion will be made by no later than March 1 of the year after the Performance Period.
b.If the Executive ceases to be an employee of the Company as a result of a Qualifying Termination, then this Award shall be treated in accordance with the terms of the Severance Plan.

v.In the event of a “Change in Control” of the Company, as defined in the Severance Plan, this Award shall be treated in accordance with the provisions of the Severance Plan.]
D.[Performance Stock and Cash Settled Performance Stock
i.The Executive is awarded the target number of shares of Performance Stock or Cash Settled Performance Stock (applicable for certain non-U.S. Executives only) specified in the Acceptance Certificate (the “Target Performance Stock”).
ii.Subject to the provisions of paragraph (iv), a percentage of the Executive’s Target Performance Stock shall vest in accordance with the vesting schedule set forth in the Acceptance Certificate to the extent the Performance Goal(s) for the Performance Period, each as described in the Acceptance Certificate, are met.
iii.For each share of Performance Stock that vests, the Executive will be issued one share of Company common stock by no later than March 1 of the year following the Performance Period. The Executive will be subject to any tax withholding requirement at the time the Shares are issued. For each share of Cash Settled Performance Stock that vests, the Executive will receive a cash payment equal to the Fair Market Value on the vesting date of one Share of Company common stock for each vested unit as soon as practicable after the vesting date. The Executive will be subject to any tax withholding requirement at the time the Cash Settled Performance Stock is paid.
iv.Except as provided below, if the Executive ceases to be an employee of the Company or any Affiliate prior to the last day of the Performance Period, then this Award shall terminate immediately on the date of the Executive’s employment termination, and the Performance Stock or Cash Settled Performance Stock shall be forfeited.
a.If the Executive ceases to be an employee of the Company and its Affiliates prior to the end of the Performance Period by reason of death, Disability, [or Retirement], then the Executive (or his or her beneficiary) shall be entitled to receive a pro-rata portion of the Award based on the period of the Executive’s employment during the Performance Period and based on actual performance measured at the end of the Performance Period. The pro-rata portion of the vested Performance Stock or Cash Settled Performance Stock will be issued or paid, as applicable, by no later than March 1 of the year after the Performance Period.
b.If the Executive ceases to be an employee of the Company as a result of a Qualifying Termination, then this Award shall be treated in accordance with the terms of the Severance Plan.

v.In the event of a “Change in Control” of the Company, as defined in the Severance Plan, this Award shall be treated in accordance with the provisions of the Severance Plan.
vi.The Executive shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Shares underlying the Performance Stock or Cash Settled Performance Stock except to the extent that such Shares have been issued in settlement of the Performance Stock and stock issued in book entry.]
E.[Annual Incentive Compensation
i.The amount of the Executive’s annual incentive compensation shall be based on the achievement of the performance goal(s) established for the Company’s fiscal year (the “Performance Year”). The Committee shall determine the amount of the annual incentive compensation that may be earned, as well as the performance goals(s) that must be achieved. The potential incentive payout amount and the performance goal(s) will be separately communicated to the Executive by the Company. The calculation of the performance goal(s) shall be adjusted by the Committee to account for non-reoccurring factors, extraordinary gains or losses; changes in accounting rules; acquisitions and divestures of more than $10,000,000; stock issuances or stock dividends.
ii.Annual incentive compensation, if earned, shall be paid in cash no later than March 1 of the year after the Performance Year, less applicable withholding taxes. If the Executive’s base salary is paid in a currency other than U.S. Dollars, any cash payment hereunder shall be converted to the same currency as the Executive’s base salary using the exchange rate reported in the Wall Street Journal on the business day immediately prior to the date of payment.
iii.Except as provided below, if the Executive ceases to be an employee of the Company or any Affiliate prior to the last day of the Performance Year, then no annual incentive compensation shall be paid except as may be provided in the Severance Plan. If, however, the Executive ceases to be an employee of the Company prior to the last day of the Performance Year by reason of death, Disability, or Retirement, then the Executive (or his or her beneficiary) shall be entitled to receive a pro-rata portion of the annual incentive compensation based on the period of time the Executive was employed during the Performance Year and based on actual performance measured at the end of the Performance Year. Payment of the pro-rata portion will be made by no later than March 1 of the year following the Performance Year.]
II.Beneficiary. In accordance with the Plan, the Executive, by completing, signing and returning to the Company a "Designation of Beneficiary," shall have the right to designate a beneficiary to receive the payment of any amount or the issuance of any

Shares under the Award (deferred or otherwise) remaining unpaid or unissued at Executive's death [and/or to exercise the option that is unexercised as of the Executive’s death], all in the manner and to the extent set forth in the Terms & Conditions. The designation may be changed at any time by written notice delivered to the Company. If no Designation of Beneficiary is made or if the designated beneficiary does not survive the Executive, then the estate of the Executive shall be considered the beneficiary. The Executive cannot otherwise transfer any Award.
III.Withholding. As to any Shares or cash that are credited, vested, issued or paid hereunder, the Committee may require that the Executive or his or her personal representative, as the case may be, agree to any procedure necessary to enable the Company to make adequate income tax withholdings.
IV.Nonassignability. Neither Executive nor any of his or her beneficiaries shall have any right or power to alienate, anticipate, commute, pledge, encumber or assign any right to receive any amount of cash or any Shares which hereafter may become or at any time be due hereunder, and no attempt to effect any such alienation, anticipation, commutation, pledge, encumbrance or assignment will be recognized, honored or accepted by the Company.
V.Forfeiture. So long as any portion of any Award (including amounts deferred), remains unpaid or undistributed, the Executive’s right to receive such amount or Shares shall be subject to forfeiture as provided in Section 16(n) of the Plan.
VI.Clawback. This Award shall be subject to the clawback provision of Section 16(n) of the Plan and the Recoupment Policy of the Company, as in effect from time to time.
VII.Defined Terms. Except as otherwise specifically defined in the Acceptance Certificate or this Terms & Conditions, the capitalized terms used in this Terms & Conditions shall have the same meaning as the terms defined in the Plan.
VIII.Employment. The Terms & Conditions do not confer upon Executive any right to continue in employment, nor shall it restrict Executive’s right to terminate employment at any time.